SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

July 2, 2004

Date of report (Date of earliest event reported)

BINGO.COM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	98-0206369
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1405, 1166 Alberni Street,

Vancouver, British Columbia,

Canada, V6E 3Z3

(Address of Principal Executive Offices)

(604) 694-0300

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

BINGO.COM, INC.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 2, 2004, the holders of Debenture "B", converted the principal amount of Debenture "B" ($145,000) into shares of the Company at a conversion price of $0.15 per share, in accordance the rights and obligations under the Debenture "B" agreement. In addition the holders of Debenture "B" converted the accrued interest as at July 2, 2004, ($34,895) into shares of the Company at the amended conversion price of $0.20 per share.

Bingo, Inc., which held $50,000 of Debenture B, now holds a total of 12,696,831 shares of Bingo.com, Inc. or 52% of the Company.

The common stock that will be issued upon conversion of the principal amount of Debenture "B" (966,667 shares) and the accrued interest (174,477 shares) will be subject to certain resale restrictions, as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired:

Not Applicable.

(b) Pro forma financial information:

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BINGO.COM, INC.

(Registrant)

Date:       July 6, 2004                                                        By: /s/ "T. M. Williams"

                                                                                                T. M. Williams, President